Exhibit 99.2
2007 Third-Quarter Earnings Release November 14, 2007

Forward Looking Statements This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward- looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, marketing and transporting of natural gas and natural gas liquids, or NGLs. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events. Regulation G This document may include certain non-GAAP financial measures as defined under SEC Regulation G. In such an event, a reconciliation of those measures to the most directly comparable GAAP measures is included in this presentation.

Regency Energy Partners Overview

Third Quarter Highlights Completed a successful $361 million equity offering in July Year-to-date adjusted EBITDA has increased by 41% In advanced negotiations regarding the acquisition of FrontStreet Hugoton LLC Continue to focus on growing the business and distributions to unitholders

Third Quarter Operating Results Continue to see improved volumes and segment margins in both businesses Actively pursuing our organic growth strategy and have incurred $68 million of related capital expenditures Lowered 2007 guidance, mostly due to: Delayed new drilling in East and South Texas Operational issues in West Texas Delays in completion of organic growth projects

Financial Overview Third-Quarter 2007

Consolidated Operating Results

Gathering and Processing Segment

Transportation Segment

Q&A

Non-GAAP Reconciliations

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation